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                                                                   EXHIBIT 23.1


                       Consent of Independent Auditors

We consent to the incorporation by reference of our report dated January 13, 1997 (except as to the third and fourth paragraphs of Note 2, as to which the date is April 7, 1997), with respect to the consolidated financial statements included in the Registration Statement (Form S-4 No. 333-21217) for the year ended December 31, 1996, in the Current Report on Form 8-K/A dated October 21, 1997 filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP


Washington, D.C.
October 21, 1997